 Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 2-64879, 2-80037, 33-18081, 33-23793, 33-41485, 33-43459, 33-45479, 33-55825, 33-58851, 33-64345, 333-8141, 333-38131, and 333-52056 of Sears, Roebuck and Co.; Registration Statement Nos. 33-58139, 33-64215, 33-9817, 333-30879, and 333-62847 of Sears, Roebuck and Co. and Sears Roebuck Acceptance Corp.; Registration Statement Nos. 33-64775, 333-18591, and 333-43309 of Sears, Roebuck and Co. and Sears, Roebuck and Co. Deferred Compensation Plan; Registration Statement Nos. 33-57205, 333-11973, 333-53149, 333-92501, and 333-56272 of Sears Roebuck and Co. and the Sears 401(k) Savings Plan (formerly, The Savings and Profit Sharing Fund of Sears Employees and the 401(k) Profit Sharing Plan); and Registration Statement No. 33-44671 of Sears, Roebuck and Co. and Sears DC Corp.; of our report dated February 12, 2001, incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 30, 2000.

/S/Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois

March 20, 2001